Exhibit A
                                                                      ---------



                      AGREEMENT AND DECLARATION OF TRUST

                                      OF

                        RESTORATION OPPORTUNITIES FUND,
                          a Delaware Statutory Trust








                           Dated as of May 16, 2005




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                               TABLE OF CONTENTS

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SECTION 1. DEFINED TERMS..........................................................................................1

SECTION 2. FORMATION AND IDENTIFICATION...........................................................................6
     2.1      Formation...........................................................................................6
     2.2      Name and Place of Business..........................................................................6
     2.3      Records of Shareholders.............................................................................6
     2.4      Statutory Trust.....................................................................................7

SECTION 3. PURPOSE, NATURE OF BUSINESS AND POWERS.................................................................7

SECTION 4. TERM...................................................................................................8

SECTION 5. SHARES OF BENEFICIAL INTEREST..........................................................................8
     5.1      Beneficial Interest.................................................................................8
     5.2      Classes and Series..................................................................................8
     5.3      Issuance of Shares..................................................................................9
     5.4      Rights of Shareholders..............................................................................9

SECTION 6. REGISTERED OFFICE AND AGENT FOR SERVICE OF PROCESS....................................................10

SECTION 7. CAPITAL CONTRIBUTIONS.................................................................................10
     7.1      Capital Contributions of Shareholders..............................................................10
     7.2      Contribution of the Special Shareholder............................................................14
     7.3      Withdrawal of Capital..............................................................................14

SECTION 8. DISTRIBUTIONS.........................................................................................14
     8.1      Distributions......................................................................................14

SECTION 9. MANAGEMENT AND BOARD OF TRUSTEES......................................................................15
     9.1      Management Generally...............................................................................15
     9.2      Board of Trustees..................................................................................16
     9.3      Expenses of the Company............................................................................19
     9.4      Shareholders' Consent..............................................................................19
     9.5      Exculpation........................................................................................19
     9.6      Indemnification; No Duty of Investigation; Reliance on Experts.....................................20
     9.7      Trustee Limited Liability..........................................................................21
     9.8      Certain Other Activities...........................................................................22

SECTION 10. SHAREHOLDERS.........................................................................................22
     10.1     Identity, Contributions and Common Share Commitments...............................................22
     10.2     No Management Power or Liability...................................................................22
     10.3     Amendments.........................................................................................23
     10.4     Merger, Consolidation, Liquidation.................................................................24
     10.5     Limitations........................................................................................24
     10.6     Meetings...........................................................................................25
     10.7     Action Without a Meeting...........................................................................25
     10.8     Procedures.........................................................................................25
     10.9     Voting.............................................................................................26

SECTION 11. ASSIGNMENTS OR TRANSFERS OF SHARES...................................................................28
     11.1     Assignments or Transfers of Shares.................................................................28

SECTION 12. BOOKS, RECORDS AND REPORTS...........................................................................29
     12.1     Books..............................................................................................29
     12.2     Reports............................................................................................30

SECTION 13. VALUATION OF INTERESTS...............................................................................31

SECTION 14. BANK ACCOUNTS; CUSTODIAN.............................................................................31
     14.1     Bank Accounts Generally............................................................................31
     14.2     Custodian..........................................................................................31

SECTION 15. DISSOLUTION AND TERMINATION OF THE COMPANY...........................................................32
     15.1     Dissolution Generally..............................................................................32
     15.2     Continuation of Company............................................................................32
     15.3     Events Causing Dissolution.........................................................................32
     15.4     Distribution of Assets on Liquidation..............................................................32
     15.5     Liquidation Statement..............................................................................33
     15.6     Trustee's Liability Upon Dissolution or Removal....................................................33

SECTION 16. GENERAL PROVISIONS...................................................................................34
     16.1     Notices and Distributions..........................................................................34
     16.2     Survival of Rights.................................................................................34
     16.3     Construction.......................................................................................34
     16.4     Section Headings...................................................................................34
     16.5     Agreement in Counterparts..........................................................................35
     16.6     Governing Law......................................................................................35
     16.7     Additional Documents...............................................................................35
     16.8     Severability.......................................................................................35
     16.9     Pronouns...........................................................................................35
     16.10    Entire Agreement...................................................................................35
     16.11    Arbitration........................................................................................36
     16.12    Waiver of Partition................................................................................36
     16.13    Filing.............................................................................................36
APPENDIX A  Statement of Preferences of Series S Preferred Share................................................A-1
APPENDIX B  Statement of Preferences of Series P Preferred Shares...............................................B-1
APPENDIX C  Form of Notice of Transfer..........................................................................C-1
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                        RESTORATION OPPORTUNITIES FUND,
                          a Delaware Statutory Trust

                      AGREEMENT AND DECLARATION OF TRUST

                  This Agreement and Declaration of Trust, made as of May 16, 2005 (this "Agreement"), by the undersigned; ---------

                                  WITNESSETH:

                  WHEREAS, Restoration Opportunities Fund (the "Company") has been formed to carry on the business of an investment fund as set forth more particularly hereinafter; and

                  WHEREAS, the Company is authorized to issue an unlimited number of its shares of beneficial interest in accordance with the provisions hereinafter set forth; and

                  WHEREAS, the Trustees (as hereinafter defined) have agreed to manage all property coming into their hands as trustees of a Delaware statutory trust in accordance with the provisions hereinafter set forth; and

                  WHEREAS, the parties hereto intend that the Company created by this Agreement and the Certificate of Trust filed with the Secretary of State of the State of Delaware on April 12, 2005 shall constitute a statutory trust under the Delaware Statutory Trust Act and that this Agreement shall constitute the governing instrument of such statutory trust.

                  NOW, THEREFORE, the Trustees hereby declare that all money and property contributed to the trust established hereunder shall be held and managed under this Agreement for the benefit of the holders, from time to time, of the shares of beneficial interest to be issued hereunder and subject to the provisions set forth below.

                  Upon the terms and subject to the conditions described below, the parties to this Agreement agree as follows:

                                  SECTION 1.

                                 DEFINED TERMS

                  The terms set forth below shall have the indicated meanings.

                  "Advisers Act" means the Investment Advisers Act of 1940 and the rules and regulations promulgated thereunder and applicable exemptions granted therefrom, as amended from time to time.

                  "Affiliated Person" has the meaning set forth in the Investment Company Act.

                  "Aggregate Capital Contributions" means, with respect to any Shareholder as of any date, the aggregate amount of all Capital Contributions made by such Shareholder on or prior to such date.

                  "Agreement" means this Agreement and Declaration of Trust, as originally executed and as amended from time to time.

                  "Assets" means all cash, Cash Equivalents, securities, investments and other property and assets of any type of the Company.

                  "Base Rate" means, on any date, a variable rate per annum equal to the rate of interest published from time to time by The Wall Street Journal as the "prime rate" at large U.S. money center banks.

                  "Board of Trustees" means the board of trustees of the Company.

                  "Business Day" means any day other than a Saturday, Sunday or any other day on which the New York Stock Exchange is closed, or banks in New York, New York or Los Angeles, California are required by law to be closed. All references to Business Day herein shall be based on the time in New York, New York.

                  "By-Laws" has the meaning set forth in Section 9.2(g).

                  "Capital Contribution" means a contribution to the Company in cash by a Shareholder or by any predecessor holder of the Shares held by such Shareholder.

                  "Cash Equivalents" has the meaning assigned to such term in the relevant Statement of Preferences (or if the Statement of Preferences has been terminated, those provisions in effect on the date of such termination).

                  "Certificate" means the Certificate of Trust of the Company, filed with the Secretary of State on April 12, 2005, and any and all amendments thereto and restatements thereof filed with the Secretary of State.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

                  "Common Share Commitment" means, when referring to a dollar amount, an amount committed by a Common Shareholder or prospective Common Shareholder for investment in the Common Shares of the Company pursuant to (a) a Subscription Agreement and (b) an assumption by such Shareholder of any Common Share Commitment of a Defaulting Shareholder pursuant to Section 7.1(d) or of a transferring Shareholder.

                  "Common Shareholder" means a Person holding Common Shares of the Company in accordance with the terms of this Agreement at the time of reference thereto.

                  "Common Shares" means the common Shares of beneficial interests of the Company having the rights and other terms set forth in this Agreement.

                  "Company" means Restoration Opportunities Fund, a Delaware statutory trust, as it may from time to time be constituted.

                  "Custodial Account" means one or more segregated trust accounts maintained pursuant to the requirements of the Investment Company Act and other applicable law to hold the Assets.

                  "Custodian" means an entity which maintains the Custodial Account pursuant to the requirements of the Investment Company Act and other applicable law.

                  "Defaulted Commitment" shall have the meaning assigned to such term in Section 7.1(d)(v).

                  "Defaulting Shareholder" shall have the meaning assigned to such term in Section 7.1(d).

                  "Delaware Statutory Trust Act" shall mean the Delaware Statutory Trust Act, 12 Del. C. ss.3801, et. seq., as such act may be amended from time to time.

                  "Disabling Conduct" shall have the meaning set forth in
Section 9.5.

                  "Disinterested Non-Party Trustees" shall have the meaning set forth in Section 9.6.

                  "Drawdown Date" means each date that the Company draws down Common Share Commitments.

                  "Fiscal Quarter" means a three calendar month period ending March 31, June 30, September 30 or December 31 of a Fiscal Year.

                  "Fiscal Year" means the Company's fiscal year, which shall end on each December 31 unless otherwise determined by the Board of Trustees.

                  "Incapacity" or "Incapacitated" means, as to any Person, the bankruptcy, insolvency, death, disability, adjudication of incompetence or insanity, dissolution or termination, as the case may be, of such Person.

                  "Indemnified Person" shall have the meaning assigned to such term in Section 9.6.

                  "Independent Trustee" means a Trustee that is not an Interested Person.

                  "Initial Drawdown Date" means the date on which the first Capital Contributions in respect of the Common Share Commitments are made with respect to the Common Shares.

                  "Interested Person" has the meaning given to such term in the Investment Company Act.

                  "Investment Company Act" means the Investment Company Act of 1940 and the rules and regulations promulgated thereunder and applicable exemptions granted therefrom, as amended from time to time.

                  "Investment Management Agreement" means the Investment Management Agreement between the Company and the Investment Manager, dated on or about May 16, 2005, as such agreement may be amended, modified, revised or restated, from time to time, in accordance with the terms hereof and thereof, and any substantially similar agreement with a successor Investment Manager permitted by the terms hereof.

                  "Investment Manager" means Highland Capital Management, L.P., a Delaware limited partnership, in its capacity as investment manager to the Company, and any successor thereto selected in accordance with the Investment Company Act.

                  "Manager Affiliate" shall have the meaning set forth in
Section 9.8.

                  "Net Asset Value" means the value of the Assets less the liabilities of the Company, calculated pursuant to Section 14 in accordance with generally accepted accounting principles and in compliance with the Investment Company Act.

                  "Offering Memorandum" means the Confidential Private Offering Memorandum, dated May, 2005, relating to the Common Shares, as amended or supplemented from time to time.

                  "Other Accounts" shall have the meaning set forth in Section 9.8.

                  "Person" means any human being, partnership, limited liability company, corporation, trust or other entity.

                  "Preferred Shareholder" means a Shareholder holding Preferred Shares of the Company.

                  "Preferred Shares" means the preferred Shares of beneficial interests of the Company having the rights and other terms set forth in the Statement of Preferences for the applicable series thereof, including without limitation any Series S Preferred Shares and any Series P Preferred Shares.

                  "Secretary of State" means the Secretary of State of the State of Delaware.

                  "Securities Act" means the Securities Act of 1933 and the rules and regulations promulgated thereunder and applicable exemptions granted therefrom, as amended from time to time.

                  "Shareholder" means any Person that is admitted as a Common Shareholder, Preferred Shareholder or Special Shareholder of the Company in accordance with the terms of this Agreement at the time of reference thereto.

                  "Shares" means the units of beneficial interest of the Company which shall be divided from time to time and includes fractions of Shares as well as whole Shares.

                  "Special Share" means the Series S Preferred Share provided for pursuant to Section 7.2.

                  "Special Shareholder" means Highland Capital Management, L.P., a Delaware limited partnership, in its capacity as the Special Shareholder of the Company, or any successor thereto in accordance with this Agreement.

                  "Statement of Preferences" means the statement of preferences setting forth the rights and other terms of any Preferred Shares issued by the Company.

                  "Subscription Agreement" means each subscription agreement and any related supplemental subscription agreement executed by any existing or prospective Shareholder relating to such Shareholder's investment in the Company.

                  "Subsequent Drawdown Date" has the meaning assigned to such term in Section 7.1(b).

                  "Substituted Shareholder" means any Person admitted as a Shareholder pursuant to Section 11.2(b).

                  "Substituted Special Shareholder" means any Person admitted as the Special Shareholder pursuant to Section 11.2(b).

                  "Transfer" or "Transferred" means, with respect to any legal or beneficial interest in the Company, a direct or indirect sale, transfer, assignment, gift, pledge, hypothecation or other disposition or encumbrance of any nature of or on such interest, whether by operation of law or otherwise (including a transfer as a result of a merger or consolidation involving a Shareholder or a sale of all or substantially all of a Shareholder's assets).

                  "Transferee" means, with respect to any legal or beneficial interest in the Company, the Person to whom the Transferor of such interest desires to Transfer or has Transferred such interest.

                  "Transferor" means, with respect to any legal or beneficial interest in the Company, the Shareholder or other Person desiring to Transfer such interest.

                  "Trustee" means each trustee of the Company who at the time in question has been duly elected or appointed and has qualified as a trustee in accordance with the provision hereof and is then in office.

                  "Unfunded Commitment" means, with respect to any Common Shareholder as of any date, the amount of such Common Shareholder's Common Share Commitment minus such Common Shareholder's Aggregate Capital Contributions previously made and not yet returned. For this purpose any realized gains and other income shall be deducted from any distributions for the purpose of determining whether a Capital Contribution has been made.

                  "Valuation Date" means any date selected by the Company within 48 hours prior to each sale date determined therefore by the Investment Manager or the Board of Trustees.

                                  SECTION 2.

                         FORMATION AND IDENTIFICATION

         2.1 Formation

                  The Company has been formed as a statutory trust pursuant to the laws of the State of Delaware.

         2.2 Name and Place of Business

                  The name of the Company shall be "Restoration Opportunities Fund" or such other name or names as may be selected by the Investment Manager from time to time with written notice given to the Shareholders of such change. The principal office of the Company shall be at the principal place of business of the Investment Manager at Two Galleria Tower, 13455 Noel Road, Suite 1300, Dallas, Texas 75240, or other or additional places of business as may be selected from time to time by the Company.

         2.3 Records of Shareholders

                  The addresses and schedules of capital accounts and other matters related to the Shareholders shall be those set forth in the Company records. A Shareholder may change its address by written notice to the Company, in care of the Investment Manager, at the address set forth in
Section 2.2.

         2.4 Statutory Trust

                  The Company has been formed as a statutory trust under and pursuant to the laws of the state of Delaware. The Board of Trustees and the Shareholders specifically intend and agree that the Company shall, for purposes of the Code and state tax laws, be classified as an association. No Shareholder shall be construed to be a partner in the Company or a partner of any Shareholder or other Person in the Company, and this Agreement and the relationships created thereby and arising therefrom shall not be construed to suggest otherwise.

                                  SECTION 3.

                    PURPOSE, NATURE OF BUSINESS AND POWERS

         (a) The purposes of the Company and the business to be carried on by it, subject to the limitations contained elsewhere in this Agreement, are to engage in any business lawful for a corporation or partnership formed under the laws of the State of Delaware, including to act as an investment company.

         (b) Subject to the limitations set forth in Section 2.4 and 3(a) of this Agreement, the Company shall have the power to do any and all acts necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the purposes and business described herein and for the protection and benefit of the Company, and shall have, without limitation, any and all of the powers of a statutory trust organized under the laws of the State of Delaware.

         (c) Legal title to all the Assets shall be vested in the name of the Company except that the Trustees shall have power to cause legal title to any Assets to be held by or in the name of one or more of the Trustees, or in the name of the Trustees as joint tenants, or in the name of any other Person as nominee, custodian or pledgee, on such terms as the Trustees may determine, provided that the interest of the Company therein is appropriately protected.

             Any right, title and interest of the Trustees in the Assets shall vest automatically in each person who may hereafter become a Trustee upon his due election and qualification. Upon the ceasing of any person to be a Trustee for any reason, such person shall automatically cease to have any right, title or interest in any of the Assets, and any right, title and interest of such Trustee in the Assets shall vest automatically in the remaining Trustees. Any such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

         (d) No purchaser, lender or other Person dealing with the Trustees or any officer, employee or agent of the Trust or shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Trustees or of said officer, employee or agent. Every obligation, contract, instrument, certificate, Share, other security or undertaking of the Company and every other act or thing whatsoever executed in connection with the Company shall be conclusively presumed to have been executed or done by the executors thereof only in their capacity as Trustees under this Agreement or in their capacity as officers, employees or agents of the Company. Every written obligation, contract, instrument, certificate, Share, other security or undertaking of the Company may recite that the same is executed or made by them not individually, but as Trustees under this Agreement, and that the obligations of the Company under any such instrument are not binding upon any of the Trustees or Shareholders individually, but bind only the Assets, and may contain any further recital which they may deem appropriate, but the omission of any such recital shall not operate to bind the Trustees or Shareholders individually.

                                  SECTION 4.

                                     TERM

                  The existence of the Company commenced on the date the Certificate was filed in the Office of the Secretary of State, and the Company shall have perpetual existence unless terminated by a vote of at least a majority of the outstanding Shares.

                                  SECTION 5.

                         SHARES OF BENEFICIAL INTEREST

         5.1 Beneficial Interest

                  The interest of the Shareholders in the Company hereunder shall be divided into an unlimited number of shares of beneficial interest, par value $.001 per share. All Shares issued in accordance with the terms hereof, including, without limitation, Shares issued in connection with a dividend in Shares or a split of Shares, shall be fully paid and nonassessable when the consideration determined by the Company (if any) therefor shall have been received by the Company.

         5.2 Classes and Series

                  Upon the affirmative vote of at least a majority of the outstanding Shares, the Trustees shall have the authority to classify and reclassify issued and unissued Shares into one or more classes and one or more series of any or all of such classes, each of which classes and series thereof shall have such designations, powers, preferences, voting, conversion and other rights, limitations, qualifications and terms and conditions as the Trustees, upon the affirmative vote of at least a majority of the outstanding Shares, shall determine from time to time with respect to each such class or series; provided, however, that no reclassification of any issued and outstanding Shares and no modifications of any of the designations, powers, preferences, voting, conversion or other rights, limitations, qualifications and terms and conditions of any issued and outstanding Shares may be made by the Trustees without the affirmative vote of the Shares specified in Section
10.3 to the extent required thereby and the satisfaction of any conditions to such reclassification as set forth in the applicable Statement of Preferences.

         5.3 Issuance of Shares

                  Upon the affirmative vote of at least a majority of the outstanding Shares, the Trustees shall have the authority to issue Shares of any class or any series of any such class to such Person or Persons and for such amount and type of consideration, including cash or property, at such time or times, and on such terms as the Trustees, upon the affirmative vote of at least a majority of the outstanding Shares, may determine, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of, liabilities) and businesses. The Trustees may from time to time divide or combine the Shares of any class or any series of any such class into a greater or lesser number without thereby changing the proportionate beneficial interest in such Shares. Issuances and repurchases of Shares may be made in whole Shares and/or fractions as the Trustees may determine.

         5.4 Rights of Shareholders

                  The Shares shall be personal property giving only the rights in this Agreement specifically set forth. The ownership of the Assets of every description is vested in the Trustees as set forth in Section 3(c). The right to conduct and supervise the conduct of the business of the Company is vested exclusively in the Trustees (subject to the right of the Board of Trustees to delegate all or any part of authority to any person or group of persons, including, without limitation, the Investment Manager), and the Shareholders shall have no interest therein other than the beneficial interest conferred by their Shares, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Company nor can they be called upon to share or assume any losses of the Company or suffer an assessment of any kind by virtue of their ownership of Shares. No Shares of any class or series shall entitle the holder to preference, preemptive, appraisal, conversion or exchange rights (except as otherwise specified in this Agreement or as specified by the Trustees in the designation or redesignation of any such class or series).

                                  SECTION 6.

              REGISTERED OFFICE AND AGENT FOR SERVICE OF PROCESS

                  The Corporation Trust Company is hereby designated, subject to change by the Investment Manager, as the registered office of the Company and as the agent upon whom process issued by authority of or under any law of the State of Delaware may be served.

                                  SECTION 7.

                             CAPITAL CONTRIBUTIONS

         7.1 Capital Contributions of Shareholders

         (a) Each prospective initial Common Shareholder, to be admitted as a Shareholder of the Company at the Initial Drawdown Date, must deliver to the Investment Manager a completed, executed Subscription Agreement, which must be satisfactory to the Investment Manager, and in which, among other things, such prospective Common Shareholder represents that it is an "accredited investor" as defined in Rule 501(a) under the Securities Act and a "qualified client" within the meaning of Rule 205-3 of the Advisers Act. The minimum Common Share Commitment to which a Common Shareholder may subscribe shall be $25,000; provided, however, that the Investment Manager may, in its sole discretion, waive this requirement. On the Initial Drawdown Date, each initial prospective Common Shareholder shall contribute to the Company such proportion of its Common Share Commitment as shall have been set forth in the notice therefor. On the date of original issuance of each series of Preferred Shares, each Person who is admitted as a Shareholder holding Preferred Shares of such series in accordance with the applicable Statement of Preferences shall, in connection therewith, contribute to the Company an amount in cash equal to the purchase price for such Preferred Shares.

         (b) Subsequent to the Initial Drawdown Date, the Company will draw down Common Share Commitments on multiple Drawdown Dates (each, a "Subsequent Drawdown Date"). On each Drawdown Date, the Company will issue Common Shares at Net Asset Value per Common Share as calculated within 48 hours prior to the date of the notice of call (exclusive of Sundays and holidays) in an aggregate amount equal to the dollar amount of the Common Share Commitments drawn down and paid for pursuant to such call.

         (c) Unfunded Commitments may be called by the Company at any time on not less than 15 days prior written notice to the Common Shareholders; provided, however, that (i) all Capital Contributions for Common Shares shall be on a pro rata basis in proportion to each Common Shareholder's respective Unfunded Commitment and (ii) the aggregate amount of Capital Contributions required on each Subsequent Drawdown Date shall be at least 10% of the aggregate Common Share Commitments (or, with respect to the last Subsequent Drawdown Date, any amount left undrawn).

         (d) If any Common Shareholder fails to make full payment of any portion of its Common Share Commitment or any other payment required hereunder when due (a "Defaulting Shareholder"), the Company shall give such Defaulting Shareholder written notice of its default in payment and in the event such default shall continue beyond the tenth calendar day following such notice, the Company may, in its sole discretion, take any one or more of the following actions:

              (i) The Company may assist the Defaulting Shareholder in finding a buyer for the Defaulting Shareholder's Common Shares which buyer will assume the Defaulting Shareholder's obligations hereunder, subject to the restrictions on transfer contained in Section 11.1 (in which case such Person shall, as a condition of purchasing such Common Shares, become a party to this Agreement and assume such Defaulting Shareholder's obligation to make both defaulted and future Capital Contributions).

              (ii) The Investment Manager on behalf of the trust may pursue and enforce all rights and remedies the Company may have against the Defaulting Shareholder, including a lawsuit to collect the overdue amount, with interest calculated thereon at a rate equal to the Base Rate plus six percent (6%) per annum or, if greater, the annualized rate of total return per Common Share over the prior four fiscal quarters (or since commencement of operations if less than four fiscal quarters) (but not in excess of the highest rate per annum permitted by applicable law).

              (iii) The Company may offer a Defaulting Shareholder's Common Shares to the Common Shareholders (other than any Defaulting Shareholder), which offer shall be made pro rata in accordance with the non-defaulting Shareholders' respective Common Share Commitments, at a discount to the Net Asset Value of such Common Shares. The purchase price for such Common Shares will be determined in the sole discretion of the Investment Manager; provided, however, that such Defaulting Shareholder shall receive not less than 66% of the most recently determined Net Asset Value of such Common Shares. If a non-defaulting Shareholder elects not to purchase all of the Common Shares offered to it, such unpurchased Common Shares shall be reoffered pro rata to the non-defaulting Shareholders who have purchased all of the Common Shares offered to them until either all of such Common Shares are acquired or no non-defaulting Shareholder wishes to make a further investment. At the closing of such purchase (on a date and at a place designated by the Company), each purchasing Shareholder shall, as payment in full for the Defaulting Shareholder's Common Shares being purchased, (A) pay to such Defaulting Shareholder cash in an amount equal to the purchase price of the portion of the Defaulting Shareholder's Common Shares being purchased by such Shareholder, and (B) assume the portion of the Defaulting Shareholder's obligation to make both defaulted and future Capital Contributions and other payments pursuant to its Common Share Commitment and this Agreement which are commensurate with the portion of the Defaulting Shareholder's Common Shares being purchased by such Shareholder. Upon the closing of such purchase, each purchasing Shareholder shall make a Capital Contribution in an aggregate amount equal to that portion of the assumed Common Share Commitment representing the defaulted Common Share Commitment of the Defaulting Shareholder, and the balance of the assumed Common Share Commitment shall be added to such purchasing Shareholder's Common Share Commitment for all purposes under this Agreement. The Company shall specify the procedures for making and accepting the offers contemplated by this subparagraph and shall, in its discretion, set time limits for acceptance. All Capital Contributions made by the purchasing Shareholders shall be "Capital Contributions" made under this Agreement and Common Shares shall be issued to such Shareholders accordingly. If all of the Defaulting Shareholder's Common Shares are not purchased pursuant to the immediately preceding provisions, the Company may offer any remaining Common Shares to any other Person on the same terms as originally offered to the Shareholders pursuant to such provisions, subject to the restrictions on transfer contained in Section 11.1 (in which case such Person shall, as a condition of purchasing such Common Shares, become a Shareholder party to this Agreement and assume such Defaulting Shareholder's obligation to make both defaulted and future Capital Contributions).

              (iv) The Company may repurchase, retire and cancel such Defaulting Shareholder's Common Shares at a discount to the Net Asset Value of such Common Shares. The consideration to be paid to such Defaulting Shareholder upon any repurchase, retirement or cancellation of such Common Shares will be determined in the sole discretion of a majority of the Independent Trustees; provided, however, that such Defaulting Shareholder shall receive not less than 66% of the Net Asset Value of such Common Shares.

              (v) The Company may offer to the Common Shareholders (other than such Defaulting Shareholder) for assumption by the non-defaulting Shareholders such Defaulting Shareholder's Common Share Commitment to make its Capital Contribution which was not made ("Defaulted Commitment"), which offer shall be made pro rata in accordance with the non-defaulting Shareholders' -------------------- respective Common Shares. If a non-defaulting Shareholder elects not to assume the entire portion of the Defaulted Commitment offered to it, such unassumed Defaulted Commitment shall be reoffered pro rata to the non-defaulting Shareholders who have elected to assume the entire portion of the Defaulted Commitment offered to them until either all of such Defaulted Commitment is assumed or no non-defaulting Shareholder wishes to make a further assumption of the Defaulted Commitment. At the closing of such offer (on a date and at a place designated by the Investment Manager), each assuming Shareholder shall make a Capital Contribution in an amount equal to that portion of the Defaulted Commitment assumed by it in accordance with the provisions of this subparagraph which is then due or past due. The Investment Manager shall specify the procedures for making and accepting the offers contemplated by this subparagraph and shall, in its discretion, set time limits for acceptance. If the entire Defaulted Commitment is not assumed pursuant to the preceding provisions, the Investment Manager may offer to any other Person for assumption any remaining portion of the Defaulted Commitment, subject to the restrictions on transfer contained in Section 11.1 (in which case such third party or parties shall become a party to this Agreement). All Capital Contributions made by the non-defaulting Shareholders and other Persons pursuant to this subparagraph (v) shall be "Capital Contributions" made under this Agreement, and the Common Shares of each of such Shareholders and other Persons shall be adjusted accordingly. Such Defaulting Shareholder's Common Share Commitment shall be reduced by the aggregate amount of Defaulted Commitment assumed by the non-defaulting Shareholders and such other Persons and for which payments have been actually received by the Company.

              (vi) The Company may reduce (effective on the date of the default) the Defaulting Shareholder's Common Share Commitment (to the extent it has not been assumed by another Shareholder or Person) to the amount of Capital Contributions actually made by such Defaulting Shareholder (net of distributions pursuant to Section 8.1), and the aggregate Common Share Commitment of such Defaulting Shareholder shall be commensurately reduced; provided, however, that the Common Share Commitments of the non-defaulting Shareholders shall not be reduced.

              (vii) If the Defaulting Shareholder is an entity formed for the purpose of investing in the Company and such Defaulting Shareholder's failure to make any portion of a Capital Contribution when required is caused by the failure of one or more of such Defaulting Shareholder's investors to either (i) make an equity contribution or (ii) deliver payment in exchange for any notes issued to such investor, to such Defaulting Shareholder, the Investment Manager may, in its sole discretion, apply the provisions of this Section 7.1(d) to such Defaulting Shareholder's Common Shares and/or Common Share Commitments on a pro rata basis to appropriately reflect the effect of the failure of such Defaulting Shareholder's defaulting equity investors in a manner which is equitable to such Defaulting Shareholder's non-defaulting equity investors.

         (e) No consent of any Shareholder shall be required as a condition precedent to any transfer, assignment, assumption or other disposition of a Defaulting Shareholder's Common Shares or Common Share Commitment, as the case may be, pursuant to Section 7.1(d). If all of the Defaulting Shareholder's Common Shares and its Common Share Commitments are purchased in the manner set forth in Section 7.1(d), such Defaulting Shareholder shall cease to be a Common Shareholder in the Company and shall cease to have the power to exercise any rights or powers of a Common Shareholder.

         7.2 Contribution of the Special Shareholder

                  After the Board of Trustees determines it is permissible to pay the Carried Interest as a dividend on a special share, the Special Shareholder shall be entitled to acquire from the Company one Special Share in exchange for its contribution of $1,000.00. The Special Share shall have the designations, powers, preferences, voting and other rights, limitations, qualifications and terms and conditions set forth in the Statement of Preferences therefor attached hereto as Appendix A together with any changes as shall be acceptable to the Board of Trustees and the Investment Manager.

        7.3      Withdrawal of Capital

                  No Shareholder shall have any right to withdraw from the Company except in connection with the admission of one or more Transferees of all of such Shareholder's Shares in the Company. No Shareholder shall have any right to require the Company to repurchase or redeem all or any portion of its Shares except as provided in or pursuant to any Statement of Preferences or agreement between such Shareholder and the Company.

                                  SECTION 8.

                                 DISTRIBUTIONS

         8.1 Distributions

         (a) The Company shall from time to time distribute among the Shares (or one or more classes or series thereof) such portion of the net profits, surplus (including paid-in surplus), capital, or assets held by the Company as the Trustees may deem proper or as may otherwise be determined pursuant to this Agreement or the Statement of Preferences therefor, which need not be ratable with respect to distributions in respect of Shares of any other class or series thereof of the Company, but must be ratable within each class or series of Shares. The Preferred Shares shall not be entitled to receive, and the Trustees shall be prohibited from declaring or distributing in respect of any of the Preferred Shares, any amount in excess of the distributions specified for such Preferred Shares in the applicable Statement of Preferences therefor. Such distributions may be made in cash or property (including without limitation any type of obligations of the Company or any assets thereof) or any combination thereof.

         (b) Distributions may be made to the holders of record of the Shares entitled to such distribution at the time such distribution is declared or at such later date as shall be determined by the Company prior to the date of payment.

         (c) The Trustees may always retain from any source such amount as they may deem necessary to pay the debts or expenses of the Company, to redeem Shares pursuant to the terms of this agreement, or to meet obligations of the Company, or as they otherwise may deem desirable to use in the conduct of its affairs or to retain for future requirements or extensions of the business of the Company.

         (d) Any distribution by the Company pursuant to the terms of this
Section 8.1 or Section 16 to the Person shown on the Company's records as a Shareholder or to its legal representatives, or to the assignee of the right to receive such distributions as provided herein, shall relieve the Company, the Trustees and the Investment Manager of all liability to any other Person who may be interested in such distribution by reason of any Transfer of any interest in any of such Shareholder's Shares (including a Transfer thereof by operation of law or by reason of death, incompetence, bankruptcy or liquidation of such Shareholder, as the case may be).

         (e) Notwithstanding any provision to the contrary contained in this Agreement, neither the Company, the Trustees nor the Investment Manager on behalf of the Company shall make any distribution to a Shareholder on account of its Shares if such distribution would violate applicable law.

         (f) Notwithstanding any other provision of this Agreement, the Company may set aside reasonable reserves for anticipated liabilities, obligations or commitments of the Company which it determines to be reasonably necessary or desirable, in its sole judgment, including any amounts that are contributed to the Company by the Investment Manager for such anticipated expenses, provided that any amounts so contributed that are not used by the Company to pay expenses of the Company will be distributed to the Investment Manager upon the liquidation of the Company, subject to provisions of Section 16 hereof.

                                  SECTION 9.

                       MANAGEMENT AND BOARD OF TRUSTEES

         9.1 Management Generally

         (a) Subject to the voting rights of the Shares, the management of the Company shall be vested exclusively in the Board of Trustees, which shall have all of the power and authority to manage the Company, including the authority to appoint officers and to authorize persons to act on behalf of the Company and engage third parties to provide services to the Company and to perform any permissible activity and is further authorized to delegate such power and authority to such officers or authorized Persons as it determines to be appropriate, subject to the requirements of the Investment Company Act. The Board of Trustees may designate one or more committees each of which shall have all or such lesser portion of the power and authority of the entire Board of Trustees as the Trustees shall determine from time to time, except to the extent that action by the entire Board of Trustees or particular Trustees is required by the Investment Company Act.

         (b) Except as expressly set forth herein, the Shareholders, in their capacity as such, shall have no part in the management of the Company, and shall have no authority or right to act on behalf of the Company in connection with any matter. Employees, officers, authorized Persons and agents of the Company shall have authority to act on behalf and in the name of the Company to the extent authorized by the Board of Trustees or pursuant to authority granted by it. It is contemplated that the Board of Trustees will delegate substantially all of its power and authority with respect to the operations of the Company to the Investment Manager and other authorized Persons.

         9.2 Board of Trustees

         (a) Subject to the terms of each Statement of Preferences, the number of Trustees shall be such number, not less than three, as shall be approved from time to time by a majority of Trustees then in office and a vote of at least a majority of the outstanding Shares. No reduction in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his or her term. An individual nominated as a Trustee shall be at least 21 years of age and not older than such age as shall be approved from time to time by not less than two-thirds of the Trustees then in office and shall not be under legal disability. Trustees need not own Shares and may succeed themselves in office. The names and addresses of the Trustees shall be set forth in the records of the Company.

         (b) Any Trustee may resign as a Trustee (without need for prior or subsequent accounting) by an instrument in writing signed by him and delivered or mailed to the Chairman, if any, or the Secretary and such resignation shall be effective upon such delivery, or at a later date provided in such instrument. Subject to the rights of the Preferred Shares with respect to Trustees elected solely by the Preferred Shares pursuant to the Investment Company Act, any Trustee may be removed (provided that the aggregate number of Trustees after such removal shall not be less than the minimum number specified in Section 9.2(a) hereof) for cause at any time by the act of a majority of the remaining Trustees, specifying the date when such removal shall become effective. Subject to the rights of the Preferred Shares with respect to Trustees elected solely by the Preferred Shares pursuant to the Investment Company Act, any Independent Trustee may be removed (provided that the aggregate number of Trustees after such removal shall not be less than the minimum number specified in Section 9.2(a) hereof without cause at any time by the act of two-thirds of the remaining Trustees, and any Trustee can be removed without cause by vote of not less than a majority of the aggregate number of Shares entitled to vote in the election of such Trustee, specifying the date when such removal shall become effective.

         (c) The term of office of a Trustee shall terminate and a vacancy shall occur in the event of the removal, resignation, incompetence or other incapacity to perform the duties of the office, or death, of a Trustee. Subject to the rights of the Preferred Shares with respect to Trustees elected solely by the Preferred Shares pursuant to the Investment Company Act and pursuant to any Statement of Preferences, whenever a vacancy in the Board of Trustees shall occur, the remaining Trustees may fill such vacancy by appointing an individual having the qualifications described in this Agreement by a written instrument signed or adopted by a majority of the Trustees then in office or by election of the holders of Shares, or may leave such vacancy unfilled, or may reduce the number of Trustees (provided that the aggregate number of Trustees after such removal shall not be less than the minimum number specified in Section 9.2(a) hereof). Any vacancy created by an increase in Trustees may be filled by the appointment of an individual having the qualifications described in this Agreement by a majority of the Trustees then in office or by election of the holders of Shares. No vacancy shall operate to annul this Agreement or to revoke any existing agency created pursuant to the terms of this Agreement. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided herein, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Agreement.

         (d) Meetings of the Trustees shall be held from time to time upon the call of the Chairman, if any, the Secretary or any two Trustees. Regular meetings of the Trustees may be held without call or notice at a time and place fixed by resolution of the Trustees. Notice of any other meeting shall be mailed via overnight courier not less than 48 hours before the meeting or otherwise actually delivered orally or in writing not less than 24 hours before the meeting, but may be waived in writing by any Trustee either before or after such meeting. The attendance of a Trustee at a meeting shall constitute a waiver of notice of such meeting except where a Trustee attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened. The Trustees may act with or without a meeting. A quorum for all meetings of the Trustees shall be one-third of the Trustees then in office. Unless provided otherwise in this Agreement, any action of the Trustees may be taken at a meeting by vote of a majority of the Trustees present (a quorum being present) or without a meeting by written consent of a majority of the Trustees or such other proportion as shall be specified herein for action at a meeting at which all Trustees then in office are present.

              (i) Any committee of the Trustees may act with or without a meeting. A quorum for all meetings of any such committee shall be one third of the members thereof. Unless provided otherwise in this Agreement, any action of any such committee may be taken at a meeting by vote of a majority of the members of such committee present (a quorum being present) or without a meeting by written consent of a majority of the members of such committee or such other proportion as shall be specified herein for action at a meeting at which all committee members are present.

              (ii) With respect to actions of the Trustees and any committee of the Trustees, Trustees who are Interested Persons in any action to be taken may be counted for quorum purposes under this Section and shall be entitled to vote to the extent not prohibited by applicable law.

              (iii) All or any one or more Trustees may participate in a meeting of the Trustees or any committee thereof by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other; participation in a meeting pursuant to any such communications system shall constitute presence in person at such meeting except as otherwise provided by applicable law.

              (iv) The Trustees may, but shall not be required to, elect a Chairman of the Board of Trustees, who shall not, in his or her capacity as such, be an officer of the Company and who shall serve at the pleasure of the Board of Trustees. Any Chairman of the Board of Trustees elected by the Trustees need not be an Independent Trustee, unless otherwise required by applicable law.

         (e) The Trustees shall elect a Chief Executive Officer, a Secretary and a Chief Financial Officer and any other authorized persons who shall serve at the pleasure of the Board of Trustees or until their successors are elected. The Trustees may elect or appoint or may authorize the Chairman, if any, or Chief Executive Officer to appoint such other officers or agents or other authorized persons with such other titles and powers as the Board of Trustees may deem to be advisable. Any Chairman shall, and the Chief Executive Officer, Secretary and Chief Financial Officer may, but need not, be a Trustee.

         (f) The Trustees and officers shall owe to the Company and the holders of Shares the same fiduciary duties as owed by officers of corporations to such corporations and their stockholders under the general corporation law of the State of Delaware. Trustees elected by the holders of Preferred Shares shall have no special duties to the holders of Preferred Shares. The Trustees shall have exclusive and absolute control over the Assets and over the business of the Company to the same extent as if the Trustees were the sole owners of the property and business in their own right, but with such powers of delegation as may be permitted by this Agreement. The Trustees shall have power to engage in any activity not prohibited by Delaware law. The enumeration of any specific power herein shall not be construed as limiting the aforesaid power. The Trustees may perform such acts as in their sole discretion are proper for conducting the business of the Company. The powers of the Trustees may be exercised without order of or resort to any court. No Trustee shall be obligated to give any bond or other security for the performance of any of his duties or powers hereunder.

         (g) Upon the affirmative vote of at least a majority of the outstanding Shares, the Board of Trustees may adopt and from time to time amend or repeal By-Laws ("By-Laws") for the conduct of the business of the Company. Such By-Laws shall be binding on the Company unless inconsistent with the provisions of this Agreement.

         (h) Any determination as to what is in the interests of the Company made by the Trustees in good faith shall be conclusive. In construing the provisions of this Agreement, the presumption shall be in favor of a grant of power to the Trustees.

         9.3 Expenses of the Company

         (a) The Company shall have power to incur and pay out of the Assets or income of the Company any expenses necessary or appropriate to carry out any of the purposes of this Agreement, and the business of the Company. The Trustees may pay themselves such compensation as they in good faith may deem reasonable and the Trustees may be reimbursed for expenses reasonably incurred by themselves on behalf of the Company.

         (b) The Company shall pay all, and shall reimburse the Investment Manager and its respective Affiliates for, any costs and expenses that, in the good faith judgment of the Investment Manager, are incurred in the formation, financing or operation of the Company and are not obligated to be paid for by the Investment Manager pursuant to its agreements with the Company.

         (c) The Company shall pay, and shall reimburse the Investment Manager and each of its Affiliates for, all legal, tax, accounting and other expenses (including organizational expenses) incurred in connection with the offering and issuance of any of the Company's securities or indebtedness.

         9.4 Shareholders' Consent

                  To the fullest extent permitted by law, each Shareholder hereby consents to the exercise by the Board of Trustees and the Investment Manager of the powers conferred on them by this Agreement.

         9.5      Exculpation

                  The Investment Manager shall not be liable, responsible or accountable in damages or otherwise to the Company or any shareholder for any loss, liability, damage, settlement, costs, or other expense (including reasonable attorneys' fees) incurred by reason of any act or omission or any alleged act or omission performed or omitted by the Investment Manager and its employees, partners and affiliates, in connection with the establishment, management or operations of the Company or its investments (including in connection with serving on creditors' committees and boards of directors for companies in the Company's portfolio) unless such act or failure to act arises out of the bad faith, willful misfeasance, gross negligence or reckless disregard of the Investment Manager's duty to the Company or its shareholders, as the case may be (such conduct, "Disabling Conduct"). Subject to the foregoing, all such Persons shall look solely to the Assets (including, without limitation, the Unfunded Commitments) for satisfaction of claims of any nature arising in connection with the affairs of the Company. If any indemnitee is made a party to any suit or proceeding to enforce any such liability, subject to the foregoing exception, such indemnitee shall not, on account thereof, be held to any personal liability.

         9.6 Indemnification; No Duty of Investigation; Reliance on Experts

         (a) The Company will indemnify the Trustees, officers and the Investment Manager and any officer, director, member, manager, employee, stockholder, assign, representative, agent or affiliate of any such person with respect to any act or omission as long as (i) such person's activities do not constitute Disabling Conduct and (ii) there has been a determination (a) by a final decision on the merits by a court or other body of competent jurisdiction before whom the issue of entitlement to indemnification was brought that such indemnitee is entitled to indemnification or, (b) in the absence of such a decision, by (1) a majority vote of a quorum of those Trustees who are neither "interested persons" of the Company (as defined in Section 2(a)(19) of the Investment Company Act) nor parties to the proceeding, that the indemnitee is entitled to indemnification (the "Disinterested Non-Party Trustees"), or (2) if such quorum is not obtainable or even if obtainable, if such majority so directs, independent legal counsel in a written opinion concludes that the indemnitee should be entitled to indemnification (each an "Indemnified Person," and collectively, the "Indemnified Persons"). Notwithstanding the foregoing, with respect to any action, suit or other proceeding voluntarily prosecuted by any Indemnified Person as plaintiff, indemnification shall be mandatory only if the prosecution of such action, suit or other proceeding by such Indemnified Person was authorized by a majority of the Trustees. All determinations to make advance payments in connection with the expense of defending any proceeding shall be authorized and made in accordance with the immediately succeeding paragraph (b) below.

         (b) The Company shall make advance payments in connection with the expenses of defending any action with respect to which indemnification might be sought hereunder if the Company receives a written affirmation by the Indemnified Person of the Indemnified Person's good faith belief that the standards of conduct necessary for indemnification have been met and a written undertaking to reimburse the Company unless it is subsequently determined that he is entitled to such indemnification and if a majority of the Trustees determine that the applicable standards of conduct necessary for indemnification appear to have been met. In addition, at least one of the following conditions must be met: (1) the Indemnified Person shall provide adequate security for his undertaking, (2) the Company shall be insured against losses arising by reason of any lawful advances, (3) a majority of a quorum of the Disinterested Non-Party Trustees, or if such quorum is not obtainable or even if obtainable, if such majority so directs, independent legal counsel, shall conclude, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is substantial reason to believe that the Indemnified Person ultimately will be found entitled to indemnification or (4) if there is not a Disinterested Non-Party Trustee, the Indemnified Person provides the written affirmation referred to above.

         (c) The rights accruing to any Indemnified Person under these provisions shall not exclude any other right to which he may be lawfully entitled.

         (d) Notwithstanding the foregoing, subject to any limitations provided by the Investment Company Act and this Agreement, the Company shall have the power and authority to indemnify Persons providing services to the Company to the full extent provided by law as if the Company were a corporation organized under the Delaware General Corporation Law, provided that such indemnification has been approved by a majority of the Trustees or, with respect to agreements to which the Investment Manager is not a party, by the Investment Manager.

         (e) No purchaser, lender, transfer agent or other person dealing with the Trustees or with any officer, employee or agent of the Company shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Trustees or of said officer, employee or agent. Every obligation, contract, undertaking, instrument, certificate, Share and other security of the Company, and every other act or thing whatsoever executed in connection with the Company shall be conclusively taken to have been executed or done by the executors thereof only in their capacity as Trustees under this Agreement or in their capacity as officers, employees or agents of the Company. The Company may maintain insurance for the protection of the Assets, its Shareholders, Trustees, officers, employees or agents in such amounts as the Trustees shall deem adequate to cover possible liability, and such other insurance as the Trustees in their sole judgment shall deem advisable or is required by the Investment Company Act.

         (f) Each Indemnified Person shall, in the performance of its duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Company, upon an opinion of counsel, or upon reports made to the Company by any of the Company's officers or employees or by any advisor, administrator, manager, distributor, selected dealer, accountant, appraiser or other expert or consultant selected with reasonable care by the Trustees, officers or employees of the Company, regardless of whether such counsel or other person may also be a Trustee.

         9.7 Trustee Limited Liability

                  Except as otherwise provided by law, the Trustees shall not be obligated personally for any debt, obligation or liability of the Company solely by reason of being a Trustee of the Company, and the debt, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company.

         9.8 Certain Other Activities

                  The Investment Manager and its respective Affiliated Persons, employees and associates (collectively, including the Investment Manager, the "Manager Affiliates") may manage funds and accounts other than the Assets ("Other Accounts") that invest in assets eligible for purchase by the Company. The Manager Affiliates are in no way prohibited from spending, and may spend, substantial business time in connection with other businesses or activities, including, but not limited to, managing Other Accounts, managing investments, advising or managing entities whose investment objectives are the same as or overlap with those of the Company, participating in actual or potential investments of the Company or any Shareholder, providing consulting, merger and acquisition, structuring or financial advisory services, including with respect to actual, contemplated or potential investments of the Company, or acting as a trustee, officer, manager, shareholder or creditors' committee member of, or adviser to, or participant in, any corporation, company, limited liability company, trust or other Person. The Manager Affiliates are in no way prohibited from receiving, and may receive, fees or other compensation from third parties for any of these activities, which fees will be for their own account and not for the account of the Company. Such fees may relate to actual, contemplated or potential investments of the Company and may be payable by entities in which the Company directly or indirectly has invested or contemplates investing. Neither the Company nor any Shareholder shall, by virtue of this Agreement, have any right, title or interest in or to the businesses or activities permitted by this Section 9.8 or in or to any fees or consideration derived therefrom. Allocation of investments or opportunities among the Company and Other Accounts will be made as described in the Offering Memorandum or as otherwise approved by the Board of Trustees.

                                 SECTION 10.

                                 SHAREHOLDERS

         10.1 Identity, Contributions and Common Share Commitments

                  The names and addresses of the Shareholders, the Shares owned by each Shareholder and the Capital Contributions, Common Share Commitments and Unfunded Commitments of each will be set forth in the Company's records.

         10.2 No Management Power or Liability

                  Except as otherwise provided herein, the Shareholders as such shall have no right or power to, and shall not, take part in the management of or transact any business for the Company, including but not limited to, any acts or decisions relating to investment activities of the Company, and shall have no power to sign for or bind the Company. Except as otherwise required by law, no Shareholder, in its capacity as such, shall be personally liable for any debt, loss, obligation or liability of the Company in excess of its Unfunded Commitment (if applicable). Except to the extent expressly provided in the preceding sentence, the Company shall indemnify and hold harmless each Shareholder (in its capacity as such) in the event such Shareholder becomes liable for any debt, loss, obligation or liability of the Company unless such Shareholder has engaged in fraud, willful misconduct, gross negligence or criminal conduct constituting a felony with respect to such debt, loss, obligation or liability.

         10.3 Amendments

         (a) If a vote of the holders of Shares is required by applicable law or this Agreement to amend this Agreement, or if the Trustees determine to submit an amendment to a vote of the holders of Shares, then, other than with respect to Sections of this Agreement where a different affirmative vote is specifically required, this Agreement may be amended, after a majority of the Trustees then in office have approved a resolution therefor, by the affirmative vote set forth in Section 10.9. Notwithstanding the foregoing, without the unanimous approval of all of the Shareholders affected thereby, no such amendment may:

              (i) require any Common Shareholder to make Capital Contributions in excess of its Common Share Commitment, require any Shareholder that is not a Common Shareholder to make additional Capital Contributions in excess of its contractual commitment or otherwise increase the liability of any Shareholder hereunder; or

              (ii) adversely affect distributions to such Shareholder; or

              (iii) modify this Section 10.3(a).

         (b) Subject to the requirements of applicable law, notwithstanding the foregoing provisions of this Section 10.3, the Board of Trustees may amend this Agreement, without the consent of any Shareholder, (i) to change the name of the Company or any class or series of Shares, (ii) to make any change that does not materially adversely affect the relative rights or preferences of any class or series of Shares, (iii) to conform this Agreement to the requirements of applicable law; (iv) in connection with qualifying the Company to permit limited liability under the laws of any state; (v) to prevent any material and adverse effect to any Shareholder or the Company arising from the application of legal restrictions to any Shareholder, the Investment Manager or the Company, subject to the requirement that the Shareholders not be materially and adversely affected; (vi) to make any change that is necessary or desirable to cure any ambiguity or inconsistency, subject to the requirement that the Shareholders not be materially and adversely affected; (vii) to make any other changes similar to the foregoing, subject to the requirement that the Shareholders not be materially and adversely affected; provided that the Board of Trustees shall not be liable for failing to do so. The Company may reflect in its records changes made in the composition of the Shareholders and their respective Capital Contributions and Shares in accordance with the provisions of this Agreement without the consent of the Shareholders.

         (c) After any amendment to this Agreement becomes effective, the Company shall promptly provide to the Shareholders notice of such amendment.

         (d) Nothing contained in this Agreement shall permit the amendment of this Agreement (i) to impair the exemption from personal liability of the Shareholders, Trustees, officers, employees and agents of the Company and their respective Affiliates, to permit assessments upon Shareholders in excess of their Unfunded Commitments or (ii) such that the proposed amendment, if adopted, would contradict any provision in any agreement between the Company and a Shareholder unless such Shareholder has consented in writing to such amendment.

         (e) An amendment duly adopted by the requisite vote of the Board of Trustees and, if required, Shareholders as aforesaid, shall become effective at the time of such adoption or at such other time as may be designated by the Board of Trustees or Shareholders, as the case may be. A certification signed by a majority of the Trustees or the Secretary setting forth an amendment and reciting that it was duly adopted by the Trustees and, if required, Shareholders as aforesaid, or a copy of the Agreement, as amended, and executed by a majority of the Trustees or the Secretary, shall be conclusive evidence of such amendment when lodged among the records of the Company or at such other time designated by the Trustees.

         (f) Notwithstanding any other provision hereof, until such time as Shares are issued and outstanding, this Agreement may be terminated or amended in any respect by the affirmative vote of a majority of the Trustees or by an instrument signed by a majority of the Trustees then in office.

         (g) Notwithstanding anything to the contrary contained herein, no holder of Shares of any class or series, other than to the extent expressly determined by the Trustees with respect to Shares qualifying as preferred stock pursuant to Section 18(a) of the Investment Company Act, shall have any right under this Agreement by reason of holding such Shares, to require the Company or any person controlled by the Company to purchase any of such holder's Shares. Notwithstanding the foregoing, the Company may, through tender offers, repurchase programs or otherwise, agree from time to time to repurchase Shares of the Company.

         10.4 Merger, Consolidation, Liquidation

                  Subject to the provisions of applicable law, the Company may merge or consolidate with any other entity, or sell, lease or exchange all or substantially all of the Assets upon approval by a majority of the Trustees then in office and the affirmative vote of not less than a majority of the outstanding Shares.

         10.5 Limitations

                  No Shareholder shall have the right or power to (i) bring an action for partition against the Company; (ii) cause the termination or dissolution of the Company, except as set forth in this Agreement; or (iii) demand property other than cash with respect to any distribution and then only in accordance with the terms of this Agreement. Except to the extent required for a Delaware business corporation, the Shareholders shall have no power to vote as to whether or not a court action, legal proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Company or the Shareholders.

         10.6 Meetings

         (a) The Company may, but shall not be required to, hold annual meetings of the holders of any class or series of Shares. A meeting of Shareholders may be called at any time by the Trustees. The Trustees shall call a Special Meeting of Shareholders of the Company at the request of not less than two Common Shareholders who, in the aggregate, beneficially own Common Shares representing at least 5% of the issued and outstanding Common Shares of the Company. Any meeting of Shareholders shall be held within or without the state of Delaware on such day and at such time as the Trustees shall designate.

         (b) Notice of all meetings of Shareholders, stating the time, place and purposes of the meeting, shall be given by the Trustees by mail to each Shareholder of record entitled to vote thereat at its registered address, mailed at least 10 days before the meeting or otherwise in compliance with applicable law. Only the business stated in the notice of the meeting shall be considered at such meeting. Any adjourned meeting may be held as adjourned one or more times without further notice not later than 130 days after the record date. For the purposes of determining the Shareholders who are entitled to notice of and to vote at any meeting the Trustees may, without closing the transfer books, fix a date not more than 100 days prior to the date of initial convening of such meeting of Shareholders as a record date for the determination of the Persons to be treated as Shareholders of record for such purposes.

         10.7 Action Without a Meeting

                  So long as the Company has not made a public offering or registered it on an exchange, any action that may be taken at a meeting of the Shareholders may be taken without a meeting if a consent in writing setting forth the action to be taken is signed by Shareholders owning not less than the minimum percentage of the Shares of the Shareholders that would be necessary to authorize or take such action at a meeting at which all the Shareholders were present and voted, and notice of the action taken is provided to each Shareholder. Any such written consent must be filed with the records of the meetings of the Shareholders.

         10.8 Procedures

                  A Shareholder shall be entitled to cast votes at a meeting, in person, or by written proxy or other writing authenticated by such Shareholder in a manner acceptable to the Company directing the manner in which its vote is to be cast, which writing must be received by the Company at or prior to the taking of the vote. Except as otherwise herein specifically provided, all procedural matters relating to the holding of meetings of Shareholders or taking action by written consent, whether noticed or solicited by the Company or others, including, without limitation, matters relating to the date for the meeting, the time period during which written consents may be solicited, minimum or maximum notice periods, record dates, proxy requirements and rules relating to the conduct of meetings or the tabulation of votes, shall be as reasonably established by the Trustees. To the extent not otherwise provided by the Board of Trustees, the laws of the State of Delaware pertaining to the validity and use of proxies regarding the shares of business corporations shall govern the validity and use of proxies given by Shareholders.

     10.9     Voting

         (a) Shareholders shall have no power to vote on any matter except matters on which a vote of Shares is required by or pursuant to a Statement of Preferences, this Agreement, the By-Laws or any resolution of the Trustees. Any matter required to be submitted for approval of any of the Shares and affecting one or more classes or series shall require approval by the required vote of Shares of the affected class or classes and series voting together as a single class and, if such matter affects one or more classes or series thereof differently from one or more other classes or series thereof or from one or more series of the same class, approval by the required vote of Shares of such other class or classes or series or series voting as a separate class shall be required in order to be approved with respect to such other class or classes or series or series; provided, however, that except to the extent required by any Statement of Preferences, there shall be no separate class votes on the election or removal of Trustees or the selection of auditors for the Company. Shareholders of a particular class or series thereof shall not be entitled to vote on any matter that affects the rights or interests of only one or more other classes or series of such other class or classes or only one or more other series of the same class. There shall be no cumulative voting in the election or removal of Trustees.

         (b) The holders of one-third of the outstanding Shares of the Company on the record date present in person or by proxy shall constitute a quorum at any meeting of the holders for purposes of conducting business on which a vote of all Shareholders of the Company is being taken. The holders of one-third of the outstanding Shares of a class or classes on the record date present in person or by proxy shall constitute a quorum at any meeting of the holders of such class or classes for purposes of conducting business on which a vote of holders of such class or classes is being taken. The holders of one-third of the outstanding Shares of a series or series on the record date present in person or by proxy shall constitute a quorum at any meeting of the holders of such series or series for purposes of conducting business on which a vote of holders of such series or series is being taken. Shares underlying a proxy as to which a broker or other intermediary states its absence of authority to vote with respect to one or more matters shall be treated as present for purposes of establishing a quorum for taking action on any such matter only to the extent so determined by the Trustees at or prior to the meeting of holders of Shares at which such matter is to be considered and shall not be treated as present for purposes of voting or any other purpose except as determined by the Trustees.

         (c) Subject to any provision of any Statement of Preferences or this Agreement specifying or requiring a greater or lesser vote requirement for the transaction of any matter of business at any meeting of Shareholders or, in the absence of any such provision of any Statement of Preferences or this Agreement, subject to any provision of the By-Laws, (i) the affirmative vote of a plurality (or, if provided by the By-Laws, a majority) of the Shares present in person or represented by proxy and entitled to vote for the election of any Trustee or Trustees shall be the act of such Shareholders with respect to the election of such Trustee or Trustees, (ii) the affirmative vote of a majority of the Shares present in person or represented by proxy and entitled or requested by the Trustees to vote on any other matter who vote on such matter shall be the act of the Shareholders with respect to such matter, and (iii) where a separate vote of one or more classes or series is required on any matter, the affirmative vote of a majority of the Shares of such class or classes or series or series present in person or represented by proxy and entitled or requested by the Trustees to vote on such matter who vote on such matter shall be the act of the Shareholders of such class or classes or series or series with respect to such matter.

         (d) At any meeting of Shareholders, any holder of Shares entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Company as the Secretary may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a resolution of a majority of the Trustees, proxies may be solicited in the name of one or more Trustees or one or more of the officers or employees of the Company. Only Shareholders of record shall be entitled to vote. Each full Share shall be entitled to one vote and each fractional Share shall be entitled to a vote equal to its fraction of a full Share. When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share. A proxy purporting to be given by or on behalf of a Shareholder of record on the record date for a meeting shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person as regards the charge or management of such Share, he may vote by his guardian or such other person appointed or having such control, and such vote may be given in person or by proxy. The Trustees shall have the authority to make and modify from time to time regulations regarding the validity of proxies. In addition to signed proxies, such regulations may authorize facsimile, telephonic, Internet and other methods of appointing a proxy that are subject to such supervision by or under the direction of the Trustees as the Trustees shall determine.

                                 SECTION 11.

                      ASSIGNMENTS OR TRANSFERS OF SHARES

         11.1 Assignments or Transfers of Shares

         (a) In no event shall all or any part of a Shareholder's Preferred Shares be Transferred, and any such purported Transfer shall be void and shall not be recognized by the Company, unless all of the conditions set forth in the applicable Statement of Preferences with respect thereto have been satisfied. In no event shall all or any part of a Shareholder's Common Shares be Transferred, and any such purported Transfer shall be void and shall not be recognized by the Company or the Shareholders, unless all of the following conditions are satisfied with respect to Shares that are not freely transferable by the holder thereof under the federal securities laws or, in the case of Shares that are freely transferable by the holder under the federal securities laws, each of conditions (ii) and (iii) below are satisfied:

              (i) The Transferor, if requested by the Company in its sole discretion, has delivered to the Company an opinion of counsel reasonably acceptable to the Company that such Transfer (A) would not violate the Securities Act or any state blue sky laws (including any investor suitability standards) and, (B) would not result in the breach of any agreement to which the Company is a party or by which it or any of the Assets is bound;

              (ii) The Transferor has demonstrated to the reasonable satisfaction of the Company that the Transferee is both an "accredited investor" as defined in Rule 501(a) under the Securities Act and a "qualified client" within the meaning of Rule 205-3 of the Advisers Act, unless such requirements have been waived by the Investment Manager, in its sole discretion;

              (iii) The Company has received a notice of Transfer signed by both the Transferor and Transferee, such notice to be substantially in the form of Appendix C attached hereto as the same may be modified from time to time by the Trustees (or such other document specified in the applicable Statement of Preferences); and

              (iv) the Company consents in writing to such Transfer (which consent may be withheld in the Company's reasonable discretion).

                  The Company may impose on certificates or other evidences of ownership of Shares, any stop transfer legend consistent with the foregoing requirements.

         (b) A Transferee, legal representative or successor in interest of a Shareholder shall be subject to all of the restrictions upon a Shareholder provided in this Agreement.

         (c) Upon the Incapacity of an individual Shareholder, such Shareholder's personal representative or other successor in interest shall have such rights as the Incapacitated Shareholder possessed to constitute a successor as a Transferee of its Shares or Common Share Commitment and to join with such Transferee in making application to substitute such Transferee as a Shareholder, all as provided in Section 11.1(a).

         (d) Upon the Incapacity of a Shareholder other than an individual, the authorized representative of such entity shall have such rights as such entity possessed to constitute a successor as a Transferee of its Shares or Common Share Commitment and to join with such Transferee in making application to substitute such Transferee as a Shareholder, all as provided in Section 11.1(a).

                                 SECTION 12.

                          BOOKS, RECORDS AND REPORTS

         12.1 Books

         (a) The Company shall maintain books and records required by law for the Company at its principal office, which shall be in the United States, and each Shareholder shall have the right to inspect, examine and copy such books and records for any proper business purpose relevant to its status as a Shareholder at reasonable times and upon reasonable notice as authorized by the Trustees or their delegate. Notwithstanding the foregoing inspection rights or any other provision of this Section 12, the Company shall be entitled to keep confidential from the Shareholders certain information as and to the extent permitted by applicable law.

         (b) A register shall be kept at the Company or any transfer agent duly appointed by or under the direction of the Trustees which shall contain the names and addresses of the Shareholders and the number of Shares held by them respectively and a record of all transfers thereof. Separate registers shall be established and maintained for each class and each series of each class. Each such register shall be conclusive as to who are the holders of the Shares of the applicable class and series and who shall be entitled to receive dividends or distributions or otherwise to exercise or enjoy the rights of Shareholders. No Shareholder shall be entitled to receive payment of any dividend or distribution, nor to have notice given to him as herein provided, until he has given his address to a transfer agent or such other officer or agent of the Trustees as shall keep the register for entry thereon. Except as otherwise provided in any Statement of Preferences, it is not contemplated that certificates will be issued for the Shares; however, the Company may authorize the issuance of share certificates and promulgate appropriate fees therefore and rules and regulations as to their use.

         (c) The Company shall have power to employ a transfer agent or transfer agents, and a registrar or registrars, with respect to the Shares. The transfer agent or transfer agents may keep the applicable register and record therein, the original issues and transfers, if any, of the said Shares.

         (d) Shares shall be transferable on the records of the Company only by the record holder thereof or by its agent thereto duly authorized in writing, upon compliance with the provisions herein and upon delivery to the Company or a transfer agent of the Company of a duly executed instrument of transfer, together with such evidence of the genuineness of each such execution and authorization and of other matters as may reasonably be required. Upon such delivery and completion of all other requirements the transfer shall be recorded on the applicable register of the Company. Until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereof and neither the Trustees nor any transfer agent or registrar nor any officer, employee or agent of the Company shall be affected by any notice of the proposed transfer.

                  Any person becoming entitled to any Shares in consequence of the death, bankruptcy, or incompetence of any Shareholder, or otherwise by operation of law, shall be recorded on the applicable register of Shares as the holder of such Shares upon production of the proper evidence thereof to the Trustees or a transfer agent of the Company, but until such record is made, the Shareholder of record shall be deemed to be the holder of such for all purposes hereof, and neither the Trustees nor any transfer agent or registrar nor any officer or agent of the Company shall be affected by any notice of such death, bankruptcy or incompetence, or other operation of law.

         12.2 Reports

         (a) The Company shall prepare and send to Shareholders to the extent and in the form required by applicable law or any exchange on which Shares are listed a report of operations containing financial statements of the Company prepared in conformity with generally accepted accounting principles and applicable law and a schedule setting forth the investments of the Company. Common Shareholders shall receive quarterly reports of operations.

         (b) Within 60 days (or such other time frame as may be required by law) after the end of each Fiscal Year, the Company shall communicate in writing to each Shareholder (i) such information as is necessary to complete such Shareholder's United States federal and state income tax or information returns and (ii) annual financial statements audited by an accounting firm of national reputation.

         (c) Further, the Trustees may, in their sole and absolute discretion, cause to be prepared (i) such reports or other information as may be necessary with respect to any Shareholder's qualification for the benefit of any income tax treaty or provision of law reducing or eliminating any withholding or other tax or governmental charge with respect to any Assets and (ii) such other reports and financial statements of the Company as the Trustees deem appropriate for informing the Shareholders about the operations of the Company.

         (d) To the extent that the Company has access thereto and in recognition of the various Shareholders' obligations to comply with certain regulatory requirements, the Company will also provide to each Shareholder, with reasonable promptness, such other data and information concerning the Company or Company activities in response to a request by any applicable governmental or regulatory agency as from time to time a Shareholder may reasonably request. If the Company is bound by confidentiality obligations with respect to any information so requested, then the Company shall not be obligated to provide such information. A Shareholder shall, at the request of the Company, enter into a confidentiality agreement relating to such information.

                                 SECTION 13.

                            VALUATION OF INTERESTS

                  The net asset value of the Company will be calculated as of the last business day of each month, in connection with each issuance of Common Shares by the Company, as of each distribution declaration date (after giving effect to the relevant declaration), and on such other dates as determined by the Investment Manager or the Board of Trustees, in accordance with the valuation policies and guidelines approved from time to time by the Board of Trustees (each, a "Valuation Date").

                                 SECTION 14.

                           BANK ACCOUNTS; CUSTODIAN

         14.1 Bank Accounts Generally

                  All funds received by the Company may be deposited in one or more Custodial Accounts in the name of the Company at any Custodian or subcustodian appointed thereby. Subject to Section 14.2, disbursements therefrom may be made by the Company in conformity with the purposes of this Agreement. The Company may designate from time to time those Persons authorized to execute checks and other items on the Company bank accounts. The funds of the Company shall not be commingled with the funds of any other Person except as permitted by law.

         14.2 Custodian

         (a) The Company shall appoint one or more Custodians to hold the Assets of the Company in one or more separately identified Custodial Accounts or multiparty arrangements in accordance with the Investment Management Agreement, any Statement of Preferences and in compliance with the requirements of applicable law. The Custodians shall at all times be responsible for the physical custody of the Assets of the Company and for the collection of interest, dividends and other income attributable to the Assets of the Company. The Company will direct the Custodians to accept settlement instructions issued by the Investment Manager and authorized Persons.

         (b) Nothing contained in this Agreement shall be construed to authorize or require the Board of Trustees or the Investment Manager to take or receive physical possession of any Asset of the Company or to take any action in violation of law, it being understood that the Custodians shall solely be responsible for the safekeeping of the Assets and the consummation of all such purchases, sales and deliveries of the Assets in accordance with this Agreement and the Investment Management Agreement, any Statement of Preferences and in compliance with the requirements of applicable law.

                                 SECTION 15.

                  DISSOLUTION AND TERMINATION OF THE COMPANY

         15.1 Dissolution Generally

                  Except as provided in this Agreement, no Shareholder shall have the right to cause any dissolution of the Company before expiration of its term.

         15.2 Continuation of Company

                  The Company shall not be dissolved or terminated by the Incapacity of any Shareholder as such, the Transfer by any Shareholder of any of its Shares or the admission of a new or substituted Trustee or Shareholder, and the existence and business of the Company shall be continued notwithstanding the occurrence of any such event.

         15.3 Events Causing Dissolution

                  The Company may be dissolved at any time after a majority of the Trustees then in office have approved a resolution therefor, upon approval by Shares having at least a majority of the votes of all of the Shares outstanding on the record date for such action or meeting, voting as a single class.

         15.4 Distribution of Assets on Liquidation

         (a) In liquidating the Company, the Company will make distributions in cash, in kind, or partly in cash and partly in kind as the Investment Manager, under the supervision of the Board of Trustees, may, in its sole discretion, determine; provided, however, that any distribution made partly in cash and partly in kind shall be pro rata among the Shareholders in proportion to their interests to the extent reasonably practicable and if not reasonably practicable, in such non-pro rata manner as is determined by the Investment Manager, under the supervision of the Board of Trustees, to be fair and equitable; provided, further, that the Investment Manager will use reasonable efforts to make all distributions in kind, if any, in the form of freely tradable securities. The Investment Manager need not distribute all of the Assets at once, but may make partial distributions and shall not be required to redeem the Preferred Shares prior to making any liquidating distribution in respect of the Common Shares so long as the Company has set aside liquid assets in excess of liabilities sufficient to pay the liquidation preference and all accumulated and unpaid distributions of the Preferred Shares.

         (b) In connection with the liquidation of the Company, the Assets (after paying or otherwise providing for the claims of creditors of the Company, claims by the Investment Manager or its respective Affiliated Persons for expenses of the Company paid by any of them, any other liabilities of the Company and reasonable reserves for any anticipated or contingent liabilities or obligations and all accumulated and unpaid distributions on Preferred Shares) shall be distributed to the Shareholders in accordance with Section 8.1; provided, however, that if the Special Share is outstanding the Special Shareholder's original $1,000 contribution shall be returned to it, without interest.

         15.5 Liquidation Statement

         (a) Upon compliance by the Company with all applicable requirements for dissolution, the Shareholders shall cease to be such and the Company shall execute, acknowledge and cause to be filed a Certificate of Cancellation of the Company or other appropriate documents evidencing its dissolution and winding up.

         (b) Notwithstanding anything to the contrary contained herein, if the Board of Trustees has been removed and the Company has been dissolved, any Shareholder or other Person appointed by the Shareholders may act as liquidating trustee for the Company during the winding up period, and receive reasonable compensation for such activity, all as approved by the Shareholders holding Shares that represent a majority of the outstanding Shares (which in this case shall exclude any Shares held by the Investment Manager and its Affiliated Persons).

         15.6 Trustee's Liability Upon Dissolution or Removal

                  None of the Trustees shall be personally liable for the return of all or any part of the contributions of the Shareholders to the Company or for any other distributions to be made by the Company. Any such return or distributions shall be made solely from the Assets.

                                 SECTION 16.

                              GENERAL PROVISIONS

         16.1 Notices and Distributions

                  Except as otherwise provided herein, any notice, distribution, offer or other communication which may be given to any Shareholder in connection with the Company or this Agreement shall be duly given if reduced to writing and:

         (a) if to any Shareholder, when personally delivered, or if sent by mail, postage prepaid, overnight courier or facsimile transmission, when actually received at the last address furnished by such Shareholder pursuant to Section 2.3 for notice purposes at the time of such mailing, overnight courier or facsimile transmission; and

         (b) if to the Company or the Board of Trustees, sent to Two Galleria Tower, 13455 Noel Road, Suite 1300, Dallas, Texas 75240, Attention: Jason Blackburn with a copy to the Investment Manager, Two Galleria Tower, 13455 Noel Road, Suite 1300, Dallas, Texas 75240, Attention: R. Joseph Dougherty, personally delivered or if sent by mail, overnight courier or facsimile transmission when actually received at the address of the Company or the Board of Trustees, respectively, set forth above or at such other address as the Company or the Board of Trustees, respectively, may then have specified pursuant to the terms of this Agreement.

                  All distributions to the Shareholders shall be made by wire transfer or as appropriate to the accounts specified by the Shareholders, which accounts may be changed from time to time by written notice to the Company.

         16.2     Survival of Rights

                  This Agreement shall be binding upon and, as to permitted or accepted successors, Transferees and assigns, inure to the benefit of the Shareholders and the Company and their respective heirs, legatees, legal representatives, successors, Transferees and permitted assigns, in all cases whether by the laws of descent and distribution, merger, consolidation, sale of assets, operation of law, or otherwise.

         16.3 Construction

                  The language in all parts of this Agreement shall be in all cases construed simply according to its fair meaning and not strictly for or against any Person.

         16.4 Section Headings

                  The captions of the sections in this Agreement are for convenience only and shall not be used in construing or interpreting this Agreement.

         16.5 Agreement in Counterparts

                  This Agreement and any amendments hereto may be executed and delivered by facsimile and in multiple counterparts, each of which shall be deemed an original agreement and all of which shall constitute one and the same agreement, notwithstanding the fact that all Shareholders are not signatories to the original or the same counterpart.

         16.6 Governing Law

                  This Agreement has been executed by or on authority of a majority of the Trustees and the rights of all parties and the validity and construction of every provision hereof shall be subject to and construed according to the internal laws, and not the laws pertaining to choice or conflict of laws, of the State of Delaware, and reference shall be specifically made to the business corporation law of the State of Delaware as to the construction of matters not specifically covered herein or as to which an ambiguity exists, although such law shall not be viewed as limiting the powers otherwise granted to the Trustees or the Investment Manager hereunder and any ambiguity shall be viewed in favor of such powers.

         16.7 Additional Documents

                  Each Shareholder, upon the request of the Company, agrees to perform all further acts and execute, acknowledge and deliver all further documents which may be reasonably necessary, appropriate or desirable to carry out the provisions of this Agreement, including but not limited to, acknowledging before a Notary Public any signature heretofore or hereafter made by a Shareholder.

         16.8 Severability

                  Should any portion or provision of this Agreement be declared illegal, invalid or unenforceable in any jurisdiction, then such portion or provision shall be deemed to be severable from this Agreement to the extent practicable while preserving the economic intention of the parties and, in any event, such illegality, invalidity or unenforceability shall not affect the remainder hereof.

         16.9 Pronouns

                  All pronouns and defined terms and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the Persons referred to may require.

         16.10 Entire Agreement

                  This Agreement, the Statement of Preferences adopted pursuant hereto and the Subscription Agreements executed and delivered by the Shareholders (i) constitute the entire Agreement of the Shareholders with respect to the Company and (ii) supersede all prior or contemporaneous written or oral agreements, understandings or negotiations with respect to the Company. The parties hereto acknowledge that the ability of the Shareholders and of the Company to take certain of the actions contemplated hereby may be limited by the terms of the Statement of Preferences to the extent provided therein.

         16.11 Arbitration

                  To the extent permitted by law, any dispute relating to this Agreement or the Company which cannot be amicably resolved among the parties to such dispute shall be resolved by binding arbitration conducted in Dallas, Texas before a single arbitrator in accordance with the rules of the American Arbitration Association then prevailing, and the decisions of the arbitrator shall be final and binding on all the parties. The costs of the arbitration (other than fees and expenses of counsel, which shall be the responsibility of the parties retaining such counsel) shall be allocated among the parties as determined by the arbitrator.

         16.12 Waiver of Partition

                  Each Shareholder hereby irrevocably waives and forfeits any and all rights that it may have, whether arising under contract or statute or by operation of law, to maintain an action for partition of the Company or any of the Assets.

         16.13 Filing

                  This Agreement and any amendment (including any supplement) hereto shall be filed in such places as may be required or as the Company deem appropriate. Each amendment shall be accompanied by a certificate signed and acknowledged by an authorized Person stating that such action was duly taken in a manner provided herein, and shall, upon insertion in the Company's minute book, be conclusive evidence of all amendments contained therein. A restated Agreement, containing the original Agreement as amended by all amendments theretofore made, may be executed from time to time by an authorized Person and shall, upon insertion in the Company's minute book, be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the original Agreement and the various amendments thereto.

                  IN WITNESS WHEREOF, the Trustees of the Company have hereunto set their hands as of the date first written above.

                                            TRUSTEES:

                                            /s/ R. Joseph Dougherty
                                            ------------------------------------
                                            R. Joseph Dougherty,
                                            Trustee

                                            /s/ Timothy K. Hui
                                            ------------------------------------
                                            Timothy K. Hui,
                                            Trustee

                                            /s/ Scott F. Kavanaugh
                                            ------------------------------------
                                            Scott F. Kavanaugh,
                                            Trustee

                                            /s/ James F. Leary
                                            ------------------------------------
                                            James F. Leary,
                                            Trustee

                                            /s/ Bryan A. Ward
                                            ------------------------------------
                                            Bryan A. Ward,
                                            Trustee

                                  APPENDIX A

             Statement of Preferences of Series S Preferred Share

                                  APPENDIX B

             Statement of Preferences of Series P Preferred Shares

                                  APPENDIX C

                          Form of Notice of Transfer

                                    [Date]

Restoration Opportunities Fund
Attn:  R. Joseph Dougherty
Two Galleria Tower
13455 Noel Road, Suite 1300
Dallas, Texas  75240
Tel: (972) 628-4100
Fax: (972) 628-4147

Ladies and Gentlemen:


This is to advise you that [_______________] (the "Purchaser") will purchase (contingent only upon the approval of such purchase by Restoration Opportunities Fund, a Delaware statutory trust (the "Company")) in a private resale (the "Purchase") from [ ] (the "Seller") [insert number or amount] of Common Shares (the "Shares") issued pursuant to the Agreement and Declaration of Trust of the Company (as amended, modified or supplemented from time to time, the "Declaration of Trust"). Capitalized terms used herein and not defined have the respective meanings assigned to them in the Declaration of Trust, a copy of which has been provided to the undersigned by the Seller.

The undersigned hereby irrevocably agrees, represents and warrants on behalf of the Purchaser that:

1. The Purchaser is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act and as a "qualified client" within the meaning of Rule 205-3 under the Investment
    Advisers Act of 1940.

2. If the Purchaser resells or transfers all or any portion of the Shares, the Purchaser will obtain from each purchaser or transferee a letter containing the same representations and agreements as set forth herein.

3. The Purchaser hereby agrees to be bound by all the terms of the Declaration of Trust.

Very truly yours,

[Name of Purchaser]

                                         Address:
By:  _______________________________     _____________________________________
     Name:
     Title:                              _____________________________________

This Transfer Certificate shall constitute the notice of Transfer required under subsection 11.1(a)(iv) of the Declaration of Trust.

[Name of Seller]


                                         Address:
By:  _______________________________     _____________________________________
     Name:
     Title:                              _____________________________________

The undersigned, on behalf of the Company, hereby acknowledges receipt of this Transfer Certificate and acknowledges and agrees that this Transfer Certificate shall constitute the notice of Transfer required under subsection 11.1(a)(iv) of the Declaration of Trust. The undersigned, on behalf of the Company, hereby consents to the Transfer which is the subject of this notice of Transfer pursuant to the Declaration of Trust. The proper authorized Person of the Company will record on the books and records of the Company the Purchaser as a Shareholder of the Company.

By:


By:  ___________________________
     Name:
     Title: